Exhibit 24(b)

Charles D. McCrary President and Chief Executive Officer	600 North 18th Street Post Office Box 2641 Birmingham, Alabama 35291-0001

January 25, 2013

Art P. Beattie 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	Melissa K. Caen 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308

Dear Mr. Beattie and Ms. Caen:

Alabama Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and (2) the its Quarterly Reports on Form 10-Q during 2013.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
ALABAMA POWER COMPANY
By /s/Charles D. McCrary Charles D. McCrary President and Chief Executive Officer

/s/Whit Armstrong Whit Armstrong	/s/Charles D. McCrary Charles D. McCrary
/s/Ralph D. Cook Ralph D. Cook	/s/Malcolm Portera Malcolm Portera
/s/David J. Cooper, Sr. David J. Cooper, Sr.	/s/Robert D. Powers Robert D. Powers
/s/Thomas A. Fanning Thomas A. Fanning	/s/C. Dowd Ritter C. Dowd Ritter
/s/John D. Johns John D. Johns	/s/James H. Sanford James H. Sanford
/s/Patricia M. King Patricia M. King	/s/John Cox Webb, IV John Cox Webb, IV
/s/James K. Lowder James K. Lowder	/s/Philip C. Raymond Philip C. Raymond
/s/Anita Allcorn-Walker Anita Allcorn-Walker

Extract from minutes of meeting of the board of directors of Alabama Power Company.

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RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2012 and its 2013 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Art P. Beattie and Melissa K. Caen.

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The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Alabama Power Company, duly held on January 25, 2013, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 27, 2013	ALABAMA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary